Exhibit 10.1

SYNAGEVA BIOPHARMA CORP.

AMENDED AND RESTATED

INFORMATION AND REGISTRATION RIGHTS AGREEMENT

April 1, 2009

Amended September 25, 2009

Amended March 15, 2011

Amended November 2, 2011

		7.2.4	Withdrawal in Piggyback Registration	17

	7.3	Blue Sky in Piggyback Registration		18

8.	Expenses of Registration			18

9.	Reports Under Exchange Act			18

10.	Termination of Registration Rights			19

11.	Registration Procedures and Obligations			19

12.	Information Furnished by Holder			21

13.	Indemnification			21

	13.1	Company’s Indemnification of Holders		21
	13.2	Holder’s Indemnification of Company		21
	13.3	Indemnification Procedure		22
	13.4	Contribution		22
	13.5	Conflicts		23
	13.6	Survival		23

14.	Limitations on Registration Rights Granted to Other Securities			23

15.	Transfer of Rights			23

16.	Market Stand-off			24

17.	No-Action Letter or Opinion of Counsel in Lieu of Registration			25

18.	Miscellaneous			25

	18.1	Governing Law		25
	18.2	Counterparts		25
	18.3	Headings		25
	18.4	Notices		25
	18.5	Amendment of Agreement		26
	18.6	Severability		26
	18.7	Delays or Omissions		26
	18.8	Entire Agreement; Successors and Assigns		26
	18.9	Merger with Trimeris, Inc.		26

AMENDED AND RESTATED

INFORMATION AND REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INFORMATION AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 1, 2009 by and among SYNAGEVA BIOPHARMA CORP., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule 1.1 who are signatories to this Agreement (collectively, the “Investors”).

RECITALS

A. The Company and certain of the Investors have entered into a certain agreement for sale by the Company and purchase by certain of the Investors of the Company’s Series D-:2 Preferred Stock (the “Series D-2 Holders”), and the Company desires to grant to the Series D•2 Holders a right of first refusal on future financings, rights to certain information and registration rights pursuant to this Agreement.

B. Pursuant to that certain 2007 Amended and Restated Information and Registration Rights Agreement dated September 28, 2007 (the “First Prior Agreement”) by and among the Company and holders of the Company’s Preferred Stock, the Company granted the holders of Preferred Stock a right of first refusal in future financings, rights to certain information and registration rights related to the Company’s Preferred Stock.

C. In accordance with the First Prior Agreement, which provided that the First Prior Agreement may be amended only by Holders (as hereinafter defined) of 70% or more of the then outstanding “Registrable Securities” (as defined in the First Prior Agreement) consent to any amendment to the First Prior Agreement, the Company and the Investors amended and restated the First Prior Agreement in its entirety on April 1, 2009 (as amended and restated, the “Second Prior Agreement”) to provide the holders of Preferred Stock, including holders of Series D-2 Preferred Stock, with the right of first refusal in future financings, rights to certain information and registration rights as set forth herein.

D. Section 18.5 of the Second Prior Agreement requires that persons holding at least 70% or more of the then outstanding “Registrable Securities” (as defined in the Second Prior Agreement) consent to any amendment to the Second Prior Agreement.

E. The Company and certain of the Investors holding at least 70% of the “Registrable Securities” (as defined in the Second Prior Agreement) entered into a Letter Agreement on September 25, 2009 (the “Letter Agreement”), amending the terms of the Second Prior Agreement.

F. The Company and the Investors desire to include the terms of the Letter Agreement in this Agreement as set forth herein, thereby amending the Second Prior Agreement.

THE PARTIES AGREE AS FOLLOWS:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time of Registration administering the Securities Act.

(b) “Convertible Securities” shall mean outstanding securities of the Company convertible into or exchangeable for Common Stock of the Company or into other securities that are convertible into or exchangeable for Common Stock, including but not limited to the shares of the Company’s Series D-2 Preferred Stock, Series C-2 Preferred Stock, Series B¬2 Preferred Stock and Series A-2 Preferred Stock, held by the Investors.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(d) “Holder” shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is one of the Investors or an assignee or transferee of Registration rights as permitted by Section 15.

(e) “Initiating Holders” shall mean Holders who in the aggregate hold at least 20% of the Registrable Securities then held by all Holders of Registrable Securities, or a lesser number of Registrable Securities sufficient to comprise a reasonably anticipated aggregate offering price to the public exceeding $7,000,000.

(f) “Long-Form Registration Statement” shall mean a registration statement on Form 5-1, Form S-2, Form SB-1 or Form SB-2, or any similar form of registration statement adopted by the Commission from and after the date hereof

(g) “Major Investors” shall mean every Holder that holds 60,000 (together with its affiliates) or more Registrable Securities.

(h) “Material Adverse Event” shall mean an occurrence or disclosure having a consequence that either (a) is materially adverse as to the business, properties or financial condition of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties or financial condition of the Company.

(i) The terms “Register”, “Registered”, and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

(j) “Registrable Securities” shall mean all Common Stock not previously sold to the public and issued or issuable upon conversion or exercise of any of the Company’s Convertible Securities purchased by or issued to the Investors or held by Holders, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, and any securities of the Company granted registration rights pursuant to Section 15 of this Agreement.

(k) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 6 through 9 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for Holders (if different from the Company), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

(1) “Related Transaction” shall mean any transaction, whether direct or indirect, with the Company where any current or former shareholder, director, officer or employee of the Company or any relative or “associate” (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) of any such person provides services (other than employment of such individuals by the Company) by or to, or the sale of products by or to, or rental of real or personal property from or to or transfer or license technology, intellectual property or know-how (except for assignment of such to the Company in connection with employment or consultancy relationships with the Company), or otherwise requiring cash payments to or by, any such person in excess of an aggregate of $1,000, other than the employment of such individuals, options granted to or exercised by such individuals pursuant to the Company’s 1996 Stock Option Plan or 2005 Stock Option Plan and purchases of securities of the Company by such individuals on the same terms as other third party investors and other than a Participation Plan as may be adopted by the Board of Directors.

(m) “SBA” shall mean the United States Small Business Administration.

(n) “SBIC Act” shall mean the Small Business Investment Act of 1958, as amended.

(o) “SBIC Investors” shall mean TD Javelin Capital Fund II, L.P., a Delaware limited partnership, and TD Lighthouse Capital Fund, L.P., a Delaware limited partnership, each of which is a small business investment company licensed by the SBA, and their successors and assigns.

(p) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(q) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

(r) “Series D-2 Purchase Agreement” shall mean that certain Series D-2 Preferred Stock Purchase Agreement by and among the Company and the Investors identified therein, dated as of April 1, 2009.

(s) “Short-Form Registration Statement” shall mean a registration statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

(t) “Qualified IPO” shall mean a firm commitment underwritten public offering of shares of Common Stock of the Company at a per share price not less than $7.00 per share (as appropriately adjusted for stock splits, dividends, reclassifications, etc.) and for total net proceeds (after deduction of Selling Expenses) of at least $50 million.

(u) “Tax” or “Taxes” means (A) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, and (B) any transferee liability in respect of any items described in (A) above.

2. Financial Statements and Reports to Stockholders.

2.1 Financial Statements and Reports to Holders and SBIC Investors.

The Company will furnish or cause to be furnished to the Major Investors and SBIC Investors:

(a) Monthly Reports. Within thirty (30) days after the end of each month, monthly financial statements (including a balance sheet and a statement of operations for the month and year-to-date, each in comparative form with the previous month); all prepared in accordance with GAAP consistently applied, with management’s analysis of results and a statement of the Chief Financial Officer explaining any material differences from budget. The foregoing financial statements shall be certified by the Chief Executive Officer or Chief Financial Officer of the Company to the effect that such statements fairly present the financial position and financial results of the Company for the fiscal period covered. “GAAP” shall mean United States generally accepted accounting principles.

(b) Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of the Company (i) the consolidated and consolidating balance sheets of the Company as at the end of such year, and (ii) the related consolidated and consolidating statements of income, retained earnings and cash flows for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the opinion thereon of the Company’s independent certified public accountants, which opinion shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting. Notwithstanding the above, if circumstances merit and at the election of the Board of Directors, the annual audit and rendering of the opinion by the Company’s independent certified public accountants may be extended for a period not to exceed two hundred seventy (270) days.

(c) Budget and Operating Forecast. For each fiscal year of the Company, at least 30 days prior to the beginning of each fiscal year, a business plan, projections and monthly budget for the coming year, together with a capital expenditures budget, approved by the Company’s Board of Directors; and such budget shall be accepted as the Company’s budget for such fiscal year when it has been approved by a majority vote of the Board of Directors. The approved budget shall be reviewed by the Company periodically and all necessary changes or revisions to such budget shall be resubmitted to the Board of Directors and shall be accepted when approved in accordance with, and the Company shall not make any such changes to the budget without such approval in accordance with, the majority of the Board of Directors.

(d) Other Information for SBIC Investors. Promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company as the SBIC Investors reasonably may request including any information required for SBA Form 468 and any other information reasonably requested or required by any governmental agency asserting jurisdiction over the SBIC Investors for the sole purpose of verifying the Company’s continued eligibility as a small business concern.

(e) Information Covenant for SBIC Investors. Within sixty (60) days after the end of the fiscal year of the Company, the Company will furnish or cause to be furnished to the SBIC Investors information required by the SBA concerning the economic impact of the SBIC Investors investment, for (or as of the end of) each fiscal year, including but not limited to, information concerning full-time equivalent employees; Federal, state and local income taxes paid, gross revenue; source of revenue growth; after-tax profit or loss; and Federal, state and local income tax withholding. Such information shall be forwarded by Company on a form provided by the SBIC Investors. The Company also will furnish or cause to be furnished to the SBIC Investors such other information regarding the business, affairs and condition of the Company as the SBIC Investors may from time to time reasonably request for the sole purpose of verifying the Company’s continued eligibility as a small business concern.

This right to receive information as provided in this Section 2.1 is in addition to any other right provided under the Bylaws of the Company or pursuant to applicable law.

2.2 Covenants of the Company.

(a) Board Meetings. The Company shall reimburse all reasonable and documented expenses actually incurred by the members of the Board of Directors designated or elected by the Holders in connection with their attendance at the meetings of the Board of Directors and its committees, and other meetings and events attended by such Board members on behalf of the Company or at the Company’s request.

(b) Confidential Information and Inventions Agreement. Unless otherwise determined by the Board of Directors, the Company shall require all future officers, employees and consultants of the Company to execute and deliver a Employee Confidential Information and Inventions Agreement in substantially the form of Exhibit 5.9 to the Series D-2 Purchase Agreement.

(c) Stock Plans. The Company may sell shares of stock and grant options to employees, advisors, officers, and directors of, and consultants to, the Company only pursuant to such arrangements, contracts, or plans as are recommended by management and approved by the Board of Directors.

(d) Use of Proceeds. The Company certifies that it will use the proceeds from the Investors for the purposes and in the amounts set forth in Section 7.2 of the Series D-2 Purchase Agreement. The Company will deliver to the SBIC Investors from time to time promptly following the SBIC Investors request, a written report, certified as correct by the Company’s Chief Executive Officer or Chief Financial Officer, verifying the purposes and amounts for which proceeds from the sale of shares of the Company’s Convertible Securities have been disbursed. The Company will supply to the SBIC Investors and Major Investors such additional information and documents as the SBIC Investors and Major Investors reasonably request with respect to its use of proceeds and will permit the SBIC Investors and Major Investors to have access to any and all Company records and information and personnel as the SBIC Investors and Major Investors deem necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified on Section 7.2 of the Series D-2 Purchase Agreement.

(e) SBIC Permitted Activities and Proceeds. So long as any SBIC Investor is a holder of Registrable Securities, or until the SBIC Investor waives its rights under this Section 2.2(e):

(i) Neither the Company nor any of its affiliates will engage in any activities or use directly or indirectly the proceeds from the sale of the Registrable Securities for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107. The general categories are (A) relenders or reinvestors, (B) passive businesses, (C) real estate businesses, (D) project financing, and (E) foreign investment.

(ii) Without obtaining the prior written approval of the SBIC Investors, the Company will not change within one (1) year of the date of this Agreement the Company’s business activity to a business activity which a small business investment company is prohibited from providing funds by the SBIC Act. The Company agrees that any such changes in its business activity without such prior written consent of the SBIC Investors will constitute a material breach of the obligations of the Company under this Agreement (an “Activity Event of De fault”). If an Activity Event of Default occurs, the SBIC Investors have the right to demand immediate repayment of the securities evidencing the sale of the Registrable Securities, together with interest on the aggregate amount invested from the date of the sale of the Registrable Securities to the date of repayment, and the Company will immediately make such payment within thirty (30) days of receipt of a demand. The payment remedy is in lieu of any and all other rights and remedies against the Company and others to which the SBIC Investors may be entitled.

(f) Management Rights. The SBIC Investors and Major Investors shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and upon request management will meet with the SBIC Investors and Major Investors regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

(g) Press Releases. The Company agrees to give the SBIC Investors advanced notice of, and to consult with the SBIC Investors concerning the content of, any public announcements that the Company intends to make.

(h) Taxes. The Company shall pay all Taxes imposed upon it or its income or profits or in respect of its property, before the same shall become in default; provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such Taxes so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings. The Company, shall set aside on its books such reserves as are required by GAAP with respect to any such Taxes.

(i) System of Accounting. The Company shall maintain a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper reserves as shall be required by GAAP consistently applied.

(j) Loans and Investments. The Company will not make any loan or advance (other than advances in the ordinary course of business consistent with past practice with regard to valid business expenses) or extend credit to any person or entity (other than trade credit in the ordinary course consistent with past practice), or make any investment in such person or entity, or its securities, except (A) investments in United States Treasury obligations, (B) certificates of deposit, bankers acceptances and other “money market instruments” (excluding auction rate securities) issued by any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus not less than $100,000,000, (C) open market commercial paper bearing, Standard & Poor’s highest credit rating or by another similar nationally recognized firm, and repurchase agreements with any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus not less than $100,000,000 relating to United States government obligations, in each case maturing in less than one year, and (D) investments in mutual funds registered under the Investment Company Act of 1940, which have net assets of at least $200,000,000 and at least 85% of whose assets consist of obligations having an investment grade credit grading from either Standard & Poor’s Company or Moody’s Investors Service, Inc. and/or equity securities of entities that have obligations with such credit ratings.

(k) Related Transaction. The Company shall not, directly or indirectly, enter into any Related Transaction other than on an arm’s length basis, on terms no less favorable to the Company than could be obtained from non-related persons and with the prior approval of the Board of Directors.

(1) Regulatory Compliance Cooperation for SBIC Investors. The Company agrees that the SBIC Investors and any SBA examiner shall have the rights of access and information specified in 13 C.F.R. §107.620 (and any successor provision).

3. SBIC Investors’ Inspection Rights.

The Company will permit the SBIC Investors or their representatives, at the SBIC Investors expense, and examiners of the SBA to visit and inspect the properties and assets of the Company, to examine its books of account and records, and to discuss the Company’s affairs, finances and accounts with the Company’s officers, senior management and accountants, all at such reasonable times as may be requested by the SBIC Investors or the SBA for the sole purpose of verifying the Company’s continued eligibility as a small business concern. The SBIC Investors shall maintain the confidentiality of any confidential and proprietary information so obtained by them which is not otherwise available from other sources that are free from similar restrictions; provided, however, that the foregoing, shall in no way limit or otherwise restrict the ability of the SBIC Investors or their authorized representatives to disclose any such information concerning the Company which they may be required to disclose (a) to their partners, board members or stockholders, to the extent required to satisfy their fiduciary obligations to such persons, or (b) otherwise pursuant to or as required by law.

4. Right of First Refusal on New Securities.

4.1 Investor Right of First Refusal.

The Company hereby grants to each Holder that is at the applicable time an “accredited investor” within the meaning of Rule 501 promulgated by the Commission (each individually, a “Rightholder,” and collectively, the “Rightholders”) (assuming at the applicable time that offers and sales of New Securities are being made only to “accredited investors”) the right of first refusal to purchase its pro rata share of New Securities (as defined in Section 4.2) that the Company may from time to time propose to sell and issue after the date of this Agreement. For the issuance of New Securities, such Rightholder’s pro rata share is the ratio of the number of shares of capital stock of the Company owned by the Rightholder (assuming conversion or exchange into Common Stock of all Convertible Securities) immediately prior to the issuance of the New Securities to the total number of shares of capital stock of the Company then outstanding (assuming conversion or exchange into Common Stock of all Convertible Securities).

4.2 General Conditions.

The above rights of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase any Common Stock or Preferred Stock of the Company and debt or equity securities of any type whatsoever that are, or may become, convertible into or exchangeable for Common Stock or Preferred Stock; provided, however, that “New Securities” does not include (i) securities offered to the public in a firmly underwritten offering pursuant to a registration statement filed under the Securities Act; (ii) securities issued pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets, or other reorganization (except as a vehicle for investing funds or conducting a financing); (iii) shares of the Company’s Common Stock (or related options) issued to officers, directors, employees or consultants of the Company pursuant to any stock offering, plan or arrangement approved by the Board of Directors; (iv) securities issued in connection with any stock split, stock dividend or recapitalization by the Company affecting all classes and series of Common Stock and Preferred Stock proportionately; (v) securities issued in connection with equipment leasing transactions approved by the Company’s Board of Directors, including the directors elected by the Series D-2 Holders; (vi) securities issued to the Series D-2 Holders pursuant to the Series D-2 Purchase Agreement dated on or about the date hereof; (vii) Common Stock or Preferred Stock issued upon the conversion, exercise or exchange of any securities issued pursuant to the Series D-2 Purchase Agreement or prior to the date hereof and disclosed in the Schedules to the Series D•2 Purchase Agreement; (viii) securities issued in connection with license or sponsored research arrangements with strategic technology alliances approved by the Board of Directors, including the directors elected by the Series D-2 Holders; or (ix) any securities deemed not to be New Securities by the holders of at least 70% of the Registrable Securities.

(b) If the Company proposes to undertake an issuance of New Securities, it shall give the Rightholders written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. The Rightholders shall have twenty (20) days from the date of mailing of any such notice to agree to purchase their respective pro rata share of such New Securities for the price, and upon the general terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Rightholders accepting such offer (the “Participating Rightholders”) may condition their acceptance on completion of the entire transaction within a specified period of time at such price and on such other terms, participation of other Rightholders, or other reasonable criteria.

(c) If not all of the Rightholders elect to purchase their pro rata share of the New Securities, then the Company shall promptly notify in writing New Leaf Ventures II, L.P. (“New Leaf”) and shall offer New Leaf the right to acquire such unsubscribed New Securities up to an amount so that the total amount of securities of the Company owned by new Leaf upon exercise of this right, taken together with all securities of the Company previously acquired by New Leaf, shall not exceed 15% of the outstanding shares of Preferred Stock of the Company, taking into account the issuance of the New Securities (the “New Leaf Participation Right”), provided that New Leaf (together with its affiliates) shall not at any time hold more than 15% of the Company’s outstanding Preferred Stock as a result of this New Leaf Participation right. New Leaf shall have ten (10) days after receipt of any such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed New Securities. Upon the earlier of New Leaf (i) holding 15% of the outstanding Preferred Stock or (ii) electing not to exercise its New Leaf Participation Right in relation to an issuance of New Securities, the Company will have no further obligation to offer the New Leaf Participation Right to New Leaf. If New Leaf fails to exercise in full such New Leaf Participation Right or increases its ownership to 15% of the Company’s Preferred Stock or if there are otherwise unsubscribed New Securities, the Company shall promptly notify in writing the Participating Rightholders who do so elect to purchase at least their pro rata share of the New Securities (including New Leaf, if applicable) and shall offer such Participating Rightholders the right to acquire such unsubscribed shares in a pro rata fashion. For avoidance of doubt, except pursuant to the New Leaf Participation Right as set forth in this Section 4.2(c), New Leaf may acquire or otherwise hold more than 15% of the outstanding Preferred Stock of the Company. The Participating Rightholders shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Participating Rightholders fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the New Securities in respect of which the Rightholders’ rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Rightholders pursuant to Section 4.2(b) hereof. If the Company has not sold such New Securities within ninety (90) days of the notice provided pursuant to Section 4.2(b), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Rightholders in the manner provided above.

5. Termination of Covenants.

The covenants of the Company set forth in Section 2 and the right of first refusal set forth in Section 4 shall be terminated and be of no further force or effect upon the earliest of (a) the consummation of a Qualified IPO, (b) a merger or consolidation in which the surviving corporation is a reporting company under the Exchange Act, (c) the date the Company registers any securities under the Exchange Act, and (d) with respect to a particular Holder or Investor, at such times and for so long as the Holder or Investor no longer holds any shares of capital stock of the Company.

6. Demand Registration.

6.1 Request for Registration on Form Other Than Form S-3.

(a) Subject to the terms of this Agreement, if the Company shall receive from the Initiating Holders at any time after the earlier of December 31, 2011 and the Company’s initial public offering of shares of Common Stock under a Registration Statement, a written request that the Company effect any Registration with respect to at least 20% of the Registrable Securities then held by all Holders of Registrable Securities, or a lesser number of Registrable Securities sufficient to comprise a reasonably anticipated aggregate offering price to the public not less than $7,000,000, the Company shall at its expense (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after such Holder’s receipt of written notice of the Proposed Registration from the Company.

(b) If, at any time at which the Company is eligible to file a registration statement on a Short-Form Registration Statement, Holders propose to sell Registrable Securities with a reasonably anticipated aggregate offering price of at least $750,000 pursuant to a Short-Form Registration Statement, and if such Holders give the Company a written request that the Company effect such Registration, the Company shall at its expense (i) promptly give written notice of the proposed Registration to all other Holders and shall (ii) use its best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable

Securities of any Holder joining in such request as are specified in a written request given within twenty (20) days after such Holder’s receipt of written notice of the proposed Registration from the Company. The Company shall not be obligated to effect an initial public offering under this Section 6.1 unless such offering is a Qualified IPO (as appropriately adjusted for stock splits, dividends, reclassifications, etc.).

6.2 Right of Deferral of Registration.

The Company shall not be obligated to file a registration statement pursuant to this Section 6:

(a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(b) If the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(c) Within the one hundred eighty (180) day period immediately following the effective date of the registration statement pertaining to the initial public offering of securities of the Company; or

(d) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder provided that the Company shall not exercise the right contained in this paragraph (iv) more than once in any twelve (12) month period.

6.3 Limitations on Required Registration.

The Company shall not be required to prepare and file (i) more than two (2) Long-Form Registration Statements, which actually become or are declared effective at the request of the Initiating Holders pursuant to Section 6.1(a) hereof, or (ii) more than two (2) Short-Form Registration Statements in any 12 month period which actually become and are declared effective at the request of the Initiating Holders pursuant to Section 6.1(b) hereof If pursuant to Section 6.5.4 the number of Registrable Securities to be included in a Registration is reduced by more than 50%, then such Registration shall not be counted toward the foregoing limitation on the number of demand Registrations.

6.4 Registration of Other Securities in Demand Registration.

Any Registration Statement filed pursuant to the request of the Initiating Holders under this Section 6 may, subject to the provisions of Section 6.5, include securities of the Company other than Registrable Securities.

6.5 Underwriting in Demand Registration.

6.5.1 Notice of Underwriting.

If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6, and the Company shall include such information in the written notice referred to in Section 6.1. The right of any Holder to Registration pursuant to Section 6 shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting.

6.5.2 Inclusion of Other Holders in Demand Registration.

If the Company, officers or directors of the Company or any other holders of Common Stock or other securities other than Registrable Securities (collectively, “Other Stockholders”), request inclusion in such Registration, the Company may, upon obtaining the prior written consent of Holders of at least 70% of the Registrable Securities proposed to be included in such Registration, offer to any of such Other Stockholders (including for its own account) the right to include securities held by such Other Stockholders in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 6.

6.5.3 Selection of Underwriter in Demand Registration.

In connection with a Registration effected pursuant to Section 6.1, the Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Initiating Holders, provided the same is reasonably acceptable to the Company.

6.5.4 Marketing Limitation in Demand Registration.

In the event the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten in the Registration initiated under this Section 6, then (i) first the Common Stock (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such Registration, (ii) next the securities other than Registrable Securities shall be excluded, (iii) next the securities requested to be registered by the Company shall be excluded from such Registration, and (iv) finally, to the extent required by such limitation, the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such

Registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.5.4 shall be included in such Registration Statement.

6.5.5 Right of Withdrawal in Demand Registration.

If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in such Registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

6.6 Blue Sky in Demand Registration.

In the event of any Registration pursuant to Section 6, the Company will exercise its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities. Notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

7. Piggyback Registration.

7.1 Notice of Piggyback Registration and Inclusion of Registrable Securities.

Subject to the terms of this Agreement, if the Company decides to Register any of its Common Stock (either for its own account or the account of other security holders (other than a Registration under Section 6)) the Company will at its expense: (i) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) at least thirty (30) days prior to the effective date of the applicable Registration Statement and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after such Holder’s receipt of such written notice of the proposed Registration from the Company; provided, however, that no Holder shall have rights pursuant to this Section 7 two (2) years after the Company’s first public offering under the Securities Act if such Holder can sell all of such Holder’s Registrable Securities pursuant to Securities Act Rule 144 within a three (3) month period.

7.2 Underwriting in Piggyback Registration.

7.2.1 Notice of Underwriting in Piggyback Registration.

If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting to the extent provided in this Section 7. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the Underwriter’s Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 7.

7.2.2 Marketing Limitation in Piggyback Registration.

If the Underwriter’s Representative advises the Holders seeking registration of Registrable Securities pursuant to Section 7 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 7.2.3) may:

(a) in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from such registration and underwriting; and

(b) in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than 25% of the securities included in such Registration (based on aggregate market values).

7.2.3 Allocation of Shares in Piggyback Registration.

If the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 7.2.2, the number of shares to be included in such Registration shall be allocated (subject to Section 7.2.2) in the following manner: the shares (other than Registrable Securities) held by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation. If a limitation of the number of shares is still required after such exclusion, the securities requested by the Company or any holders of securities other than the Holders of Registrable Securities shall be excluded, provided that if the Registration originated for the purpose of permitting the Company to sell its securities pursuant to a firm commitment public offering, no more than 20% of the securities proposed to be sold by the Company shall be excluded. If a limitation of the number of shares is still required after such exclusion, the number of shares that may be included in the Registration and underwriting by selling shareholders shall be allocated among all Holders of Registrable Securities entitled to inclusion in such Registration, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which such Holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.2.3 shall be included in the Registration Statement.

7.2.4 Withdrawal in Piggyback Registration.

If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

7.3 Blue Sky in Piggyback Registration.

In the event of any Registration of Registrable Securities pursuant to this Section 7, the Company will exercise its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions (not exceeding twenty (20) unless otherwise agreed to by the Company) as shall be reasonably appropriate for the distribution of such securities. Notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

8. Expenses of Registration.

All Registration Expenses incurred in connection with two Long-Form Registrations, four Short-Form Registrations and unlimited Registrations pursuant to Section 7 and fees and disbursements of one counsel for the Holders selected by the Holders and reasonably acceptable to the Company not to exceed $50,000 for any single Registration shall be borne by the Company. All Registration Expenses incurred in connection with any other registration, qualification, or compliance, shall be apportioned among the Holders and other holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 6 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 6; provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event with respect to the Company not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

9. Reports Under Exchange Act.

With a view to making available to the Holders the benefits of Securities Act Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a Registration, the Company agrees to:

(a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Securities Act Rule 144, at all times after ninety (90) days after the effective date of the first registration statement under the Act filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act as is necessary to enable the Holders to utilize Short-Form Registration Statement for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Securities Act Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Short-Form Registration Statement (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by a Holder in availing itself of any rule or regulation of the Commission which permits a Holder to sell any such securities without registration or pursuant to such form.

10. Termination of Registration Rights.

The rights to receive notice pursuant to Section 7 and to cause the Company to register securities granted under Sections 6 and 7 of this Agreement shall terminate, with respect to each Holder, on the date five years after the closing date of the Company’s Qualified IPO.

11. Registration Procedures and Obligations.

Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred twenty (120) days.

(b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectuses used in connection with such registration statement as may be necessary to keep such registration statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and take such other usual and customary action as the Holders of a majority of the Registrable Securities to be included in such Registration may request in order to facilitate the disposition of such Registrable Securities.

(f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use all reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h) Furnish, at the request of any Holder whose Registrable Securities are included in any Registration pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(i) Cause all such Registrable Securities to be included in a Registration pursuant to this Agreement to be listed on each securities exchange or other securities trading markets or which similar securities issued by the Company are then listed.

12. Information Furnished by Holder.

Each Holder of Registrable Securities included in any Registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request.

13. Indemnification.

13.1 Company’s Indemnification of Holders.

To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for each Holder, and each person controlling such Holder, with respect to which Registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will pay as incurred to each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 13.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use therein.

13.2 Holder’s Indemnification of Company.

To the extent permitted by law, each Holder (severally and not jointly) will, if Registrable Securities held by such Holder are included for sale in the Registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Holder of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration and related qualification and compliance, and will pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Holder (which consent shall not unreasonably be withheld); provided, further, that such Holder’s liability under this Section 13.2 (when combined with any amounts Holder is liable for under Section 13.4) shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such Registration.

13.3 Indemnification Procedure.

Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 13, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 13, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 13.

13.4 Contribution.

If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (a) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 13.1 or 13.2, as applicable, based on the limitations of such provisions and (b) a person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a person who was not guilty of such fraudulent misrepresentation.

13.5 Conflicts.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions.

13.6 Survival.

The obligations of the Company and Holders under this Section 13 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

14. Limitations on Registration Rights Granted to Other Securities.

From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or Registration rights, except that, with the consent of the Holders of 75% percent of the aggregate of the Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Schedule 1.1 hereto. Notwithstanding the foregoing, additional persons purchasing shares of Series D-2 Preferred Stock pursuant to the Series D-2 Purchase Agreement may be added as parties hereto upon execution of a signature page to this Agreement and by the inclusion of such person’s name on Schedule 1.1 hereto.

15. Transfer of Rights.

The rights granted by the Company to the Investors under this Agreement may be assigned by any Investor (along with any obligations of such Investor) from time to time in whole or in part to a transferee or assignee of any Convertible Securities or Registrable Securities acquiring at least 10,000 shares of such Holder’s Registrable Securities (equitably adjusted for any stock splits, subdivisions, stock dividends, changes, combinations or the like) (a “Permitted Transferee”); provided, however, that (i) the Company must receive written notice of said transfer no later than fifteen (15) days prior to the transfer, and (ii) the transferee or assignee of such rights must not be a person deemed by the Board of Directors of the Company, in its best judgment, within ten (10) days after the Company receives notice of such transfer, to be a competitor of the Company. Notwithstanding the limitations set forth in the foregoing sentence, no restrictions shall apply to a transfer by: (i) an Investor which is a limited or general partnership or limited liability company to its constituent general or limited partners or members or a retired partner or member of such partnership or limited liability company who retires after the date hereof, or to the estate of any such partner or member or retired partner or member or transfer by gift, will or intestate succession to any such partner’s or member’s spouse or lineal descendants or ancestors, or up to three dispositions per calendar year by any such partner or member to any other trust established by such member or partner, or to any affiliated limited or general partnership or limited liability company or other investment fund under common control or investment management, (ii) an Investor to any spouse or to the siblings, lineal descendants or ancestors of such Investor or his or her spouse or a trust for the benefit of any such persons, or (iii) an Investor to any affiliated venture capital fund of any investor; if in each such case the transferee agrees in writing to be subject to the terms of this Agreement to the same extent if such transferee were an Investor; provided, however, that each Investor hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Registrable Securities were originally offered and sold or would itself require registration under the Securities Act or applicable state securities laws.

16. Market Stand-off.

Each Holder hereby agrees that, if so requested by the Underwriter’s Representative (if any) in connection with the Company’s initial public offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriter’s Representative for such period of time (not to exceed 180 days but subject to such extensions as may be required by the underwriters in order to publish research reports while complying with NASD Rule 2711 of the Financial Industry Regulatory Authority) following the effective date of a Registration Statement of the Company filed under the Securities Act as may be requested by the Underwriter’s Representative. Each Holder also agrees that in connection with the Company’s initial public offering the Holder will enter into a lock-up agreement in the form presented by the Underwriter’s Representative consistent with this Section 16. The obligations of Holders under this Section 16 shall be conditioned upon (a) all officers and directors of the Company being bound by and entering into similar agreements and (b) the Company using all reasonable efforts to obtain similar agreements from all other holders of at least 1% of the Company’s outstanding shares. If any officer, director or other stockholder of the Company is granted an early release with respect to all or a portion of the securities held by such holder from such holder’s lock-up agreement, then each Holder shall also be granted an early release from its obligations hereunder on a pro-rata basis based on the aggregate percentage of shares held by the officers, directors or stockholders being released from such holder’s lock-up agreements.

17. No-Action Letter or Opinion of Counsel in Lieu of Registration.

Notwithstanding anything else in this Agreement, if a proposed disposition by Holders is of Registrable Securities having aggregate proceeds of $750,000 or less and the Company shall have obtained from the Commission a “no-action” letter in which the Commission has indicated that it will take no action if, without Registration under the Securities Act, any Holder disposes of Registrable Securities covered by any request for Registration made under this Section in the specific manner in which such Holder proposes to dispose of the Registrable Securities included in such request (such as including, without limitation, inclusion of such Registrable Securities in an underwriting initiated by either the Company or the Holders), or if in the opinion of counsel for the Company concurred in by counsel for such Holder no Registration under the Securities Act is required in connection with disposition and provided that such disposition is otherwise permitted by this Agreement, the Registrable Securities shall not be eligible for Registration under this Agreement and the Company will not be required to send notice to the Holder pursuant to Section 7. The Registration Rights of the Holders of the Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Convertible Securities with respect to which Registration is sought into Common Stock prior to the effective date of the Registration Statement.

18. Miscellaneous.

18.1 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

18.2 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.3 Headings.

The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

18.4 Notices.

Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company’s name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor’s address as set forth on Schedule 1.1 or such Investor’s counterparty signature page hereto, or at such other address as the Company or such Investor may designate by 10 days advance written notice to the Investors or the Company, respectively.

18.5 Amendment of Agreement.

Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding at least 70% of the Registrable Securities as defined in Section 1 of this Agreement. In addition to the foregoing, (a) any amendment or waiver that reduces the rights or increases the obligations of any Investor without reducing the rights or increasing the obligations of other Investors in a manner that is similar or proportional shall require the written consent of such uniquely affected Investor, and (b) any amendment or waiver of any of the rights and obligations of any Investor which is an SBIC Investor in such Investor’s capacity as an SBIC Investor under this Agreement shall require the prior written consent of such Investor. Adding (A) additional purchasers of Convertible Securities as Investors pursuant to Section 14, and (B) Permitted Transferees acquiring shares in accordance with Section 15, shall not be deemed an amendment to this Agreement.

18.6 Severability.

In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.7 Delays or Omissions

It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

18.8 Entire Agreement; Successors and Assigns.

This Agreement constitutes the entire agreement between the Company and the Investors relative to the subject matter hereof Any previous agreements between the Company and any Investor, including but not limited to the Prior Agreement, concerning the subject matter hereof are superseded by this Agreement. All rights granted under the Prior Agreement, including any rights to purchase the Series D-2 Preferred Stock, have been satisfied, and to the extent not satisfied are hereby waived by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties.

18.9 Merger with Trimeris, Inc. Notwithstanding the foregoing, the provisions of this Agreement (other than those in Sections 2, 3 and 4) shall remain in effect with respect to any shares of Trimeris, Inc. received in exchange for Registrable Securities in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization, dated as of June 13, 2011, by and among, Trimeris, Inc., Tesla Merger Sub, Inc. and the Company, treating for this purpose the consummation of such transactions as a Qualified IPO.”

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:	SYNAGEVA BIOPHARMA CORP.

	By:	/s/ Sanj K. Patel
Sanj K. Patel
President and Chief Executive Officer

	Address:	60 Hickory Drive
Waltham, MA 02451

INVESTORS:

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

BAKER BROS. INVESTMENTS, L.P.
By:	Baker Bros. Capital, L.P.,
its general partner
By:	Baker Bros. Capital (GP), LLC,
its general partner

By:	/s/ Felix Baker, Ph.D.
Felix Baker, Ph.D.
Managing Member

BAKER BROS. INVESTMENTS II, L.P.
By:	Baker Bros. Capital, L.P.,
its general partner
By:	Baker Bros. Capital (GP), LLC,
its general partner

By:	/s/ Felix Baker, Ph.D.
Felix Baker, Ph.D.
Managing Member

FBB ASSOCIATES

By:	/s/ Felix Baker, Ph.D.
Felix Baker, Ph.D.
General Partner

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

BAKER BROTHERS LIFE SCIENCES, L.P.
By:	Baker Brothers Life Sciences Capital, L.P.,
its general partner
By:	Baker Brothers Life Sciences Capital (GP),
LLC, its general partner

By:	/s/ Felix Baker, Ph.D.
Felix Baker, Ph.D.
Managing Member

14159, L.P.
By:	14159 Capital, L.P.,
its general partner
By:	14159 Capital (GP), LLC,
LLC, its general partner

By:	/s/ Felix Baker, Ph.D.
Felix Baker, Ph.D.
Managing Member

667, L.P.
By:	Baker Biotech Capital, L.P.,
its general partner
By:	Baker Biotech Capital (GP), LLC,
its general partner

By:	/s/ Felix Baker, Ph.D.
Felix Baker, Ph.D.
Managing Member

BAKER TISCH INVESTMENTS, L.P.
By:	Baker/Tisch Capital, L.P.,
its general partner
By:	Baker/Tisch Capital (GP), LLC,
its general partner

By:	/s/ Felix Baker, Ph.D.
Felix Baker, Ph.D.
Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

TD JAVELIN CAPITAL FUND II, LP.

By:	TD II Regional Partners, Inc.,
its general partner

By:	/s/ James L.L. Tullis
James L.L. Tullis
President and Chief Executive Officer

Address:	One Stamford Plaza, 12th Floor
263 Tressler Boulevard
Stamford, CT 06901

TD LIGHTHOUSE CAPITAL FUND II, LP.

By:	TD II Regional Partners, Inc.,
its general partner

By:	/s/ James L.L. Tullis
James L.L. Tullis
President and Chief Executive Officer

Address:	One Stamford Plaza, 12th Floor
263 Tressler Boulevard
Stamford, CT 06901

TULLIS-DICKERSON CAPITAL FOCUS II, LP.

By:	Tullis-Dickerson Partners II, LLC,
its general partner

By:	/s/ James L.L. Tullis
James L.L. Tullis
Manager

Address:	One Stamford Plaza, 12th Floor
263 Tressler Boulevard
Stamford, CT 06901

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REGISTRATION RIGHTS AGREEMENT

FOUR PARTNERS

By:	/s/ Thomas J. Tisch
Thomas J. Tisch,
Manager

Address:	655 Madison Avenue
19th Floor
New York, MY 10065-8068

TEN PARTNERS

By:	/s/ Thomas J. Tisch
Thomas J. Tisch,
Manager

Address:	655 Madison Avenue
19th Floor
New York, MY 10065-8068

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

NEW LEAF VENTURES II, L.P.

By:		New Leaf Venture Associates U, L.P.
Its: General Partner

By:		New Leaf Venture Management II, L.L.C.
Its: General Partner

By:		/s/ Srinivas Akkaraju
Srinivas Akkaraju
Managing Director

	Address:	2500 Sand Hill Road, Suite 203
Menlo Park, CA 94025

SIGNATURE PAGE TO AMENDED AND RESTATED

INFORMATION AND REGISTRATION RIGHTS AGREEMENT

HUNT-BIOVENTURES, L.P.

By:	/s/ J. Fulton Murray, III
J. Fulton Murray, III
Managing Director

Address:	1900 N. Akard Street
Dallas, Texas 75201

SIGNATURE PAGE TO AMENDED AND RESTATED

INFORMATION AND REGISTRATION RIGHTS AGREEMENT

MAUI INVESTMENT COMPANY LIMITED

By:	Heng-Yek Kuo
President

By:	/s/ Heng Yek Ko

Address:	Tower 2 Centerstage
Flat 15A
108 Hollywood Road
Central, Hong Kong
Hong Kong

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

TARAVAL ASSOCIATES SEED CAPITAL FUND, L.P.

By:	/s/ G.F. Murphy, Jr.
G.F. Murphy, Jr.
General Partner

Address:	845 Oak Grove Avenue, Suite 220
Menlo Park, CA 94025

TARAVAL ASSOCIATES ANNEX FUND, L.P.

By:	/s/ G.F. Murphy, Jr.
G.F. Murphy, Jr.
General Partner

Address:	845 Oak Grove Avenue, Suite 220
Menlo Park, CA 94025

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REGISTRATION RIGHTS AGREEMENT

/s/ Kent D. Mitchell
KENT D. MITCHELL

Address:	5505 Mount Vernon Parkway, NW
Atlanta, GA 30327-4738

/s/ K. Deane Reade, Jr.
K. DEANE READE, JR.

Address:	Banger Fawes Reade Davis & Thom
399 E. 72nd Street
New York, NY 10021

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REGISTRATION RIGHTS AGREEMENT

/s/ Sanj K. Patel
SANJ K. PATEL

Address:	c/o Synageva BioPharma Corp.
60 Hickory Dr.
Waltham, MA 02451

SIGNATURE PAGE TO AMENDED AND RESTATED

INFORMATION AND REGISTRATION RIGHTS AGREEMENT